Exhibit 10.6

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Securities Purchase Agreement”) is entered into on February 12, 2020, by and among B. Riley Principal Merger Corp., a Delaware corporation (“BRPM”), BRC Partners Opportunity Fund, LP (“BRCPOF”) and [__________] (the “Purchaser”).

WHEREAS, on December 12, 2019, BRPM entered into an agreement (the “Business Combination Agreement”) for a business combination (the “Business Combination”) with Alta Equipment Holdings, Inc., a Michigan corporation (the “Target”);

WHEREAS, in connection with the Business Combination, on December 12, 2019, BRCPOF subscribed for the purchase from BRPM, immediately prior to the consummation of the Business Combination, 685,000 shares of BRPM’s Class A common stock, par value $0.0001 per share (“Common Stock”), for a purchase price of $10.00 per share, in a private placement (the “Private Placement”); and

WHEREAS, the Purchaser desires to purchase from BRCPOF, on the terms and subject to the conditions set forth in this Securities Purchase Agreement, [_____] of the shares of Common Stock to be purchased by BRCPOF in the Private Placement (the “Purchased Shares”), and BRCPOF desires to sell to the Purchaser the Purchased Shares for a purchase price of $10.00 per share (the “Per Share Price”), or an aggregate purchase price of $[__________] (the “Purchase Price”).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Purchase.

(a) Subject to the terms and conditions hereof, at the Closing (as defined below), the Purchaser hereby agrees to purchase, and BRCPOF hereby agrees to sell, transfer and assign to the Purchaser, upon the payment of the Purchase Price, the Purchased Shares (such purchase, the “Purchase”).

(b) Concurrently with the Purchase, BRCPOF shall transfer and assign an additional [_____] shares of Common Stock (the “Incentive Shares”) to the Purchaser.

(c) Concurrently with the Purchase, BRCPOF shall transfer and assign [_____] warrants to purchase shares of Common Stock (the “Incentive Warrants”) to the Purchaser. Each Incentive Warrant shall be exercisable for one share of Common Stock at a price of $11.50 per share and shall have identical terms to the warrants included as part of BRPM’s units issued in BRPM’s initial public offering (the “IPO”).

2. Closing.

(a) The consummation of the Purchase contemplated hereby (the “Closing”) shall occur on the date of the consummation of the Business Combination (the “Closing Date”).

(b) At least two (2) Business Days before the anticipated Closing Date, BRCPOF shall deliver written notice to the Purchaser (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to BRCPOF. No later than one (1) Business Day after receiving the Closing Notice, the Purchaser shall deliver to BRCPOF and BRPM such information as is reasonably requested in the Closing Notice in order for BRCPOF and BRPM to effectuate the transfer and assignment of the Purchased Shares, Incentive Shares and Incentive Warrants to the Purchaser. The Purchaser shall deliver to BRCPOF on the Closing Date the Purchase Price in cash via wire transfer to the account specified in the Closing Notice against (and concurrently with) delivery to the Purchaser of (i) the Purchased Shares, Incentive Shares and Incentive Warrants in book entry form, free and clear of any liens or other restrictions (other than those arising under this Securities Purchase Agreement or state or federal securities laws), in the name of the Purchaser (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Purchaser, as applicable, and (ii) written notice from BRPM or its transfer agent (the “Transfer Agent”) evidencing the transfer and assignment to the Purchaser of the Purchased Shares, Incentive Shares and Incentive Warrants on and as of the Closing Date. For the purposes of this Securities Purchase Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

3. Closing Conditions.

(a) The Closing shall be subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Purchased Shares, Incentive Shares or Incentive Warrants for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting the consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(iii) the Business Combination shall have been consummated.

(b) The obligations of BRCPOF and BRPM to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction or valid waiver by BRCPOF and BRPM of the additional conditions that, on the Closing Date, with respect to the Purchaser:

(i) all representations and warranties of the Purchaser contained in this Securities Purchase Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Purchaser Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for such representations and warranties that are made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Purchaser Material Adverse Effect, which representations and warranties shall be true in all respects) as of such specified date); and

(ii) the Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Securities Purchase Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(c) The obligation of the Purchaser to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction or valid waiver by the Purchaser of the additional conditions that, on the Closing Date:

(i) all representations and warranties of BRPM and BRCPOF contained in this Securities Purchase Agreement shall be true and correct in all material respects (other than the representations and warranties that are qualified as to materiality or BRPM Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for such representations and warranties that are made as of a specific date, which shall be true and correct in all material respects (other than the representations and that are qualified as to materiality, BRPM Material Adverse Effect or BRCPOF Material Adverse Effect, which representations and warranties shall be true in all respects) as of such specified date); and

(ii) BRCPOF and BRPM shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Securities Purchase Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(d) Prior to or at the Closing, the Purchaser shall deliver to BRCPOF and BRPM a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

4. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the purchase as contemplated by this Securities Purchase Agreement.

5. BRPM Representations and Warranties. BRPM represents and warrants to the Purchaser that:

(a) BRPM is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Securities Purchase Agreement.

(b) The Purchased Shares, Incentive Shares and Incentive Warrants have been duly authorized and, when transferred, assigned and delivered to the Purchaser against full payment therefor in accordance with the terms of this Securities Purchase Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under BRPM’s certificate of incorporation (as amended) or under the laws of the State of Delaware.

(c) This Securities Purchase Agreement has been duly executed and delivered by BRPM and, assuming the due authorization, execution and delivery of the same by the Purchaser, is the valid and legally binding obligation of BRPM, enforceable against BRPM in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d) The execution and delivery of this Securities Purchase Agreement, the issuance of the Purchased Shares, Incentive Shares and Incentive Warrants and the compliance by BRPM with all of the provisions of this Securities Purchase Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of BRPM pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which BRPM is a party or by which BRPM is bound or to which any of the property or assets of BRPM is subject, which would have a material adverse effect on the business, financial condition, stockholders’ equity or results of operations of BRPM, taken as a whole, or the ability of BRPM to consummate the transactions contemplated hereby, including the issuance and sale of the Purchased Shares, Incentive Shares and Incentive Warrants (a “BRPM Material Adverse Effect”); (ii) the organizational documents of BRPM; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over BRPM or any of its properties that would have a BRPM Material Adverse Effect.

(e) Assuming the accuracy of the representations and warranties of the Purchaser, BRPM is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the New York Stock Exchange (the “NYSE”) or The Nasdaq Stock Market (“Nasdaq”)) or other person in connection with the execution, delivery and performance by BRPM of this Securities Purchase Agreement (including, without limitation, the issuance of the Purchased Shares, Incentive Shares and Incentive Warrants), other than (i) the filing with the SEC of a registration statement (the “Registration Statement”) registering the resale of the Purchased Shares, Incentive Shares and Incentive Warrants (and shares of Common Stock underlying the Incentive Warrants) (each as defined herein) (collectively, the “Covered Securities”), (ii) filings required by applicable state securities laws, (iii) if applicable, the filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (iv) a filing with the SEC of a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, (v) filings or approvals required by the NYSE or Nasdaq, (vi) those required to consummate the Business Combination as provided by the Business Combination Agreement, (vii) the filing of notification under the Hart Scott Rodino Antitrust Improvements Act of 1976, if applicable, and (viii) those the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a BRPM Material Adverse Effect.

(f) The authorized and issued capital stock of BRPM are as set forth in BRPM’s annual report on Form 10-K for the year ended December 31, 2018 (the “2018 10-K”). All issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights. Except as set forth in the 2018 10-K, other subscription agreements for the Private Placement and the Business Combination Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from BRPM any shares of Common Stock or other equity interests in BRPM (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests.

(g) BRPM has made available to the Purchaser (including via the SEC’s EDGAR system) a copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document filed by BRPM with the SEC since the IPO. None of BRPM’s filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) The issued and outstanding shares of BRPM’s Common Stock (which prior to the closing of the Business Combination is named Class A common stock and upon such closing will be renamed common stock) are registered pursuant to Section 12(b) of the Exchange Act and are currently listed for trading on the NYSE under the symbol “BRPM.” Other than as has been disclosed by BRPM in its filings with the SEC, there is no suit, action, proceeding or investigation pending or, to the knowledge of BRPM, threatened against BRPM by the NYSE or the SEC with respect to any intention by such entity to deregister the shares of Common Stock or prohibit or terminate the listing of the shares of Common Stock on the NYSE.

(i) BRPM is not, and immediately after receipt of payment for the Purchased Shares, Incentive Shares and Incentive Warrants will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(j) Except for the specific representations and warranties contained in this Section 5 and in any certificate or agreement delivered pursuant hereto, none of BRPM, any person on behalf of BRPM, including without limitation any placement agent for the sale of the Purchased Shares, Incentive Shares and Incentive Warrants (a “Placement Agent”), or any of BRPM’s affiliates (collectively, the “BRPM Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to BRPM, the Purchased Shares or the Business Combination, and the BRPM Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 7 and in any certificate or agreement delivered pursuant hereto, BRPM specifically disclaims that it, or anyone on its behalf, is relying upon any other representations or warranties that may have been made by any Purchaser Party (as defined below).

6. BRCPOF Representations and Warranties. BRCPOF represents and warrants to the Purchaser and BRPM that:

(a) BRCPOF (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) has the requisite power and authority to enter into and perform its obligations under this Securities Purchase Agreement.

(b) This Securities Purchase Agreement has been duly executed and delivered by BRCPOF and, assuming the due authorization, execution and delivery of the same by the Purchaser, is the valid and legally binding obligation of BRCPOF, enforceable against BRCPOF in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c) The execution and delivery of this Securities Purchase Agreement, the sale, transfer and assignment of the Purchased Shares, Incentive Shares and Incentive Warrants and the compliance by BRCPOF with all of the provisions of this Securities Purchase Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of BRCPOF pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which BRCPOF is a party or by which BRCPOF is bound or to which any of the property or assets of BRCPOF is subject, which would have a material adverse effect on the business, financial condition, stockholders’ equity or results of operations of BRCPOF, taken as a whole, or the ability of BRCPOF to consummate the transactions contemplated hereby, including the sale, transfer and assignment of the Purchased Shares, Incentive Shares and Incentive Warrants (a “BRCPOF Material Adverse Effect”); (ii) the organizational documents of BRCPOF; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over BRCPOF or any of its properties that would have a BRCPOF Material Adverse Effect.

(d) Except for the specific representations and warranties contained in this Section 6 and in any certificate or agreement delivered pursuant hereto, none of BRCPOF, any person on behalf of BRCPOF, including without limitation any Placement Agent, or any of BRCPOF’s affiliates (collectively, the “BRCPOF Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to BRCPOF, and the BRCPOF Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 7 and in any certificate or agreement delivered pursuant hereto, BRCPOF specifically disclaims that it, or anyone on its behalf, is relying upon any other representations or warranties that may have been made by any Purchaser Party.

7. Purchaser Representations and Warranties. The Purchaser represents and warrants to BRCPOF and BRPM that:

(a) If an entity, the Purchaser (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) has the requisite power and authority to enter into and perform its obligations under this Securities Purchase Agreement.

(b) This Securities Purchase Agreement has been duly executed and delivered by the Purchaser, and assuming the due authorization, execution and delivery of the same by BRPM, this Securities Purchase Agreement shall constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c) The execution and delivery of this Securities Purchase Agreement, the purchase of the Purchased Shares, Incentive Shares and Incentive Warrants and the compliance by the Purchaser with all of the provisions of this Securities Purchase Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Purchaser pursuant to the terms of, (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject; (ii) the organizational documents of the Purchaser; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Purchaser or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated hereby, including the purchase of the Purchased Shares, Incentive Shares and Incentive Warrants (a “Purchaser Material Adverse Effect”).

(d) The Purchaser (i) is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Purchased Shares, Incentive Shares and Incentive Warrants only for its own account and not for the account of others, or if the Purchaser is subscribing for the Purchased Shares, Incentive Shares and Incentive Warrants as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and the Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Purchased Shares, Incentive Shares and Incentive Warrants with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided BRPM with the requested information on Schedule A following the signature page hereto). The Purchaser is not an entity formed for the specific purpose of acquiring the Purchased Shares, Incentive Shares and Incentive Warrants.

(e) The Purchaser understands that the Purchased Shares, Incentive Shares and Incentive Warrants are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Purchased Shares, Incentive Shares and Incentive Warrants have not been registered under the Securities Act. The Purchaser understands that the Purchased Shares, Incentive Shares and Incentive Warrants may not be resold, transferred, pledged or otherwise disposed of by the Purchaser absent an effective registration statement under the Securities Act, except (i) to BRPM or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry position representing the Purchased Shares, Incentive Shares and Incentive Warrants shall contain a legend to such effect. The Purchaser understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Purchased Shares, Incentive Shares and Incentive Warrants.

(f) The Purchaser understands and agrees that the Purchaser is purchasing the Purchased Shares, Incentive Shares and Incentive Warrants directly from BRCPOF. The Purchaser further acknowledges that there have not been, and the Purchaser is not relying on, any representations, warranties, covenants or agreements made to the Purchaser by BRPM, BRCPOF, any other party to the Business Combination or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of BRPM and BRCPOF included in this Securities Purchase Agreement. The Purchaser acknowledges that certain information provided by BRPM was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(g) In making its decision to purchase the Purchased Shares, Incentive Shares and Incentive Warrants, the Purchaser has relied solely upon independent investigation made by the Purchaser. Without limiting the generality of the foregoing, the Purchaser has not relied on any statements or other information provided by BRPM or BRCPOF (other than as set forth herein) or any Placement Agent concerning BRPM, BRCPOF, the Business Combination or the Purchased Shares, Incentive Shares and Incentive Warrants. The Purchaser acknowledges and agrees that the Purchaser has received such information as the Purchaser deems necessary in order to make an investment decision with respect to the Purchased Shares, Incentive Shares and Incentive Warrants, including with respect to BRPM, BRCPOF, the Business Combination and the Target. The Purchaser represents and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Purchaser and the Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Purchased Shares, Incentive Shares and Incentive Warrants.

(h) The Purchaser became aware of this purchase of the Purchased Shares, Incentive Shares and Incentive Warrants solely by means of direct contact between the Purchaser, BRCPOF and BRPM or by means of contact from the Placement Agents, and the Purchased Shares, Incentive Shares and Incentive Warrants were offered to the Purchaser solely by direct contact between the Purchaser, BRCPOF and BRPM or by contact between the Purchaser and the Placement Agents. The Purchaser did not become aware of this offering of the Purchased Shares, Incentive Shares and Incentive Warrants, nor were the Purchased Shares, Incentive Shares and Incentive Warrants offered to the Purchaser, by any other means. The Purchaser acknowledges that BRPM represents and warrants that the Purchased Shares, Incentive Shares and Incentive Warrants (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(i) The Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Purchased Shares, Incentive Shares and Incentive Warrants. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Purchased Shares, Incentive Shares and Incentive Warrants, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision.

(j) The Purchaser has adequately analyzed and fully considered the risks of an investment in the Purchased Shares, Incentive Shares and Incentive Warrants and determined that the Purchased Shares, Incentive Shares and Incentive Warrants are a suitable investment for the Purchaser and that the Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Purchaser’s investment in BRPM. The Purchaser acknowledges specifically that a possibility of total loss exists.

(k) The Purchaser understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Purchased Shares, Incentive Shares and Incentive Warrants or made any findings or determination as to the fairness of this investment.

(l) The Purchaser does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof the Purchaser has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of BRPM.

(m) The Purchaser acknowledges and agrees that the book-entry position representing the Purchased Shares, Incentive Shares and Incentive Warrants (or each certificate representing such securities if subsequently requested and obtained by the Purchaser) will bear or reflect, as applicable, a legend substantially similar to the following:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF BRPM THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO BRPM, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. BRPM MAY REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR ANY OTHER INFORMATION IT REASONABLY REQUIRES TO CONFIRM THE SECURITIES ACT EXEMPTION FOR SUCH TRANSACTION.”

(n) The Purchaser’s acquisition and holding of the Purchased Shares, Incentive Shares and Incentive Warrants will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(o) If the Purchaser is not a U.S. person as defined in Rule 902 under the Securities Act or a United States person as defined in the Code, the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Purchased Shares, Incentive Shares and Incentive Warrants or any use of this Securities Purchase Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Purchased Shares, Incentive Shares and Incentive Warrants, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Purchased Shares, Incentive Shares and Incentive Warrants. The Purchaser’s payment for and continued beneficial ownership of the Purchased Shares, Incentive Shares and Incentive Warrants will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(p) The Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Purchaser is permitted to do so under applicable law. If the Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Purchaser maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. The Purchaser also represents that, to the extent required, the Purchaser maintains policies and procedures reasonably designed to ensure that the funds held by the Purchaser and used to purchase the Purchased Shares, Incentive Shares and Incentive Warrants were legally derived.

(q) The Purchaser acknowledges that in connection with the offer and sale of the Purchased Shares, Incentive Shares and Incentive Warrants, (i) no disclosure or offering document has been delivered to the Purchaser by any Placement Agent or any of their respective affiliates and (ii) no Placement Agent has acted as the Purchaser’s financial advisor or fiduciary.

(r) Except for the specific representations and warranties contained in this Section 7 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by BRPM in Section 5 of this Agreement and by BRCPOF in Section 6 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser specifically disclaims that it, or anyone on its behalf, is relying upon any representations or warranties that may have been made by BRPM, BRCPOF or any person acting on behalf of BRPM, BRCPOF or any of their respective affiliates.

8. Registration Rights. BRPM agrees that, within fifteen (15) business days after the consummation of the Business Combination, BRPM will file with the SEC (at BRPM’s sole cost and expense) the Registration Statement registering the resale of the Covered Securities, and BRPM shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. BRPM agrees that it will cause such registration statement or another shelf registration statement to remain effective until the earlier of (i) two years from the issuance of the Purchased Shares, Incentive Shares and Incentive Warrants and (ii) the first date on which the Purchaser can sell all of the Covered Securities (or shares received in exchange therefor) under Rule 144 of the Securities Act within 90 days without limitation as to the amount of such securities that may be sold. BRPM may delay filing or suspend the use of any such registration statement if BRPM delivers to the holders of the Purchased Shares a certificate signed by an officer of BRPM certifying that, in the good faith judgment of the board of directors of BRPM, such registration and the offering pursuant thereto would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing or transaction of BRPM or would require disclosure of information that has not been disclosed to the public, the premature disclosure of which would materially adversely affect BRPM. Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The holders receiving such certificate shall keep the information contained in such certificate confidential. BRPM’s obligations to include the Covered Securities (or shares issued in exchange therefor) in the Registration Statement are contingent upon the Purchaser’s timely furnishing in writing to BRPM such information regarding the Purchaser, the securities of BRPM held by the Purchaser and the intended method of disposition of the Covered Securities as shall be reasonably requested by BRPM to effect the registration of the Covered Securities, and shall execute such documents in connection with such registration as BRPM may reasonably request that are customary of a selling stockholder in similar situations.

9. Termination. This Securities Purchase Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms and (b) upon the mutual written agreement of each of the parties hereto to terminate this Securities Purchase Agreement; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. BRPM shall promptly notify the Purchaser of any termination of the Business Combination Agreement promptly after the termination thereof.

10. Additional Agreements and Waivers of the Purchaser.

(a) The Purchaser hereby acknowledges that BRPM has established a trust account (the “Trust Account”) containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of BRPM’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of BRPM entering into this Securities Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser hereby (i) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Securities Purchase Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (ii) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with BRPM, and (iii) will not seek recourse against the Trust Account for any reason whatsoever; provided however, that nothing in this Section 10(a) shall be deemed to limit the Purchaser’s right to distributions from the Trust Account in accordance with BRPM’s amended and restated certificate of incorporation in respect of Common Stock of BRPM acquired by any means other than pursuant to this Securities Purchase Agreement.

(b) The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, shall execute any short sales or engage in other hedging transactions of any kind with respect to securities of BRPM during the period of the date of this Securities Purchase Agreement through the closing of the Business Combination.

11. Miscellaneous.

(a) All notices and other communications given or made pursuant to this Securities Purchase Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if provided), during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications sent to BRPM or BRCPOF shall be sent to: 299 Park Avenue, 21st Floor, New York, New York 10171, Attn: Daniel Shribman, email: dshribman@brileyfin.com, with a copy to BRPM’s counsel at: Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166, Attn: Joel L. Rubinstein, Esq., email: jrubinstein@winston.com.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 11(a).

(b) Neither this Securities Purchase Agreement nor any rights that may accrue to the Purchaser hereunder (other than the Purchased Shares, Incentive Shares and Incentive Warrants acquired hereunder, if any) may be transferred or assigned. Neither this Securities Purchase Agreement nor any rights that may accrue to BRPM or to any Placement Agent may be transferred or assigned.

(c) BRCPOF and BRPM may request from the Purchaser such additional information as BRPM may deem necessary to evaluate the eligibility of the Purchaser to acquire the Purchased Shares, Incentive Shares and Incentive Warrants, and the Purchaser shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

(d) The Purchaser acknowledges that BRCPOF, BRPM and any Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Securities Purchase Agreement. Prior to the Closing, the Purchaser agrees to promptly notify BRCPOF and BRPM if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. The Purchaser agrees that the purchase by the Purchaser of the Purchased Shares, Incentive Shares and Incentive Warrants from BRCPOF at the Closing will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Purchaser as of the time of such purchase. The Purchaser further acknowledges and agrees that any Placement Agent is a third-party beneficiary of the representations and warranties of the Purchaser contained in Section 7 of this Securities Purchase Agreement. BRCPOF and BRPM acknowledge that the Purchaser will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Securities Purchase Agreement. Prior to the Closing, BRCPOF and BRPM agree to promptly notify the Purchaser if any of the acknowledgements, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. BRCPOF agrees that the sale by it of the Purchased Shares, Incentive Shares and Incentive Warrants to the Purchaser at the Closing will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Purchaser as of the time of such sale.

(e) Each of BRCPOF, BRPM and the Purchaser is entitled to rely upon this Securities Purchase Agreement and is irrevocably authorized to produce this Securities Purchase Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(f) All the agreements, representations and warranties made by each party hereto in this Securities Purchase Agreement shall survive the Closing.

(g) This Securities Purchase Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(h) This Securities Purchase Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as specifically set forth herein, this Securities Purchase Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(i) Except as otherwise provided herein, this Securities Purchase Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(j) If any provision of this Securities Purchase Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Securities Purchase Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(k) This Securities Purchase Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(l) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Securities Purchase Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Securities Purchase Agreement and to enforce specifically the terms and provisions of this Securities Purchase Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(m) THIS SECURITIES PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. THE PARTIES (I) HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE JURISDICTION OF THE STATE COURTS OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, (II) AGREE NOT TO COMMENCE ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT EXCEPT IN STATE COURTS OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND (III) HEREBY WAIVE, AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS SECURITIES PURCHASE AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SECURITIES PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(n) Each of BRPM and BRCPOF agrees that it will not, without the prior written consent of the Purchaser, use in advertising or otherwise use publicly the name of the Purchaser with respect to this Securities Purchase Agreement; provided, however, that BRPM may identify the Purchaser (i) as required by applicable law, rule or regulation, including as may be required in any securities filings made in connection with the Business Combination and in the Registration Statement, (ii) in information and documents submitted to its stockholders seeking required consents or waivers to transactions or other actions that require such consent or waiver, and (iii) other non-public communications with third parties where disclosure of the capitalization of BRPM is required.

11. Exculpation. The Purchaser agrees that no other Purchaser for shares of Common Stock of BRPM in connection with the Business Combination, nor any Placement Agent, shall be liable to the Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection therewith. BRPM agrees that the Purchaser shall not be liable for any action taken or omitted to be taken by any other Purchaser of shares of Common Stock in connection with the Business Combination.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of BRPM, BRCPOF and the Purchaser has executed or caused this Securities Purchase Agreement to be executed by its duly authorized representative as of the date first set forth above.

B. RILEY PRINCIPAL MERGER CORP.

By:
Name:
Title:

BRC PARTNERS OPPORTUNITY FUND, LP

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

PURCHASER:

[________________]

By:
Name:
[Title:]

Address for Notices:

Name in which shares are to be registered (if different): ____________________________________________________

Number of Purchased Shares:		[_______]

Price Per Share:		$10.00

Aggregate Purchase Price:	$	[__________]

[Signature Page to Securities Purchase Agreement]

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE PURCHASER

This Schedule A must be completed and signed by the Purchaser and constitutes part of the Securities Purchase Agreement

A.	ACCREDITED INVESTOR STATUS

(Please check the applicable boxes):

☐	The Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act for one or more of the following reasons:

☐	The Purchaser is a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐	The Purchaser is a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐	The Purchaser is an insurance company, as defined in Section 2(13) of the Securities Act.

☐	The Purchaser is an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

☐	The Purchaser is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	The Purchaser is a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐	The Purchaser is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

☐	The Purchaser is a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	The Purchaser is a corporation, Massachusetts or similar business trust, limited liability company, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5 million.

A-1

☐	The Purchaser is a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐	The Purchaser is a director or executive officer of BRPM.

☐	The Purchaser is a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability.

☐	The Purchaser is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐	The Purchaser is an entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

B.	AFFILIATE STATUS

(Please check the applicable box)

The Purchaser:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of BRPM or acting on behalf of an affiliate of BRPM.

PURCHASER:

[________________]

By:
Name:
[Title:]

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